Collins Barrow
Chartered Accountants

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

www.collinsbarrow.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 9, 2011 relating to the consolidated financial statements of Kallo Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Collins Barrow Toronto LLP

Licensed Public Accountants
Chartered Accountants
October 24, 2012
Toronto, Canada